CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2000, relating to the financial statements and financial highlights of J.P. Morgan Institutional International Equity Fund, J.P. Morgan Institutional Emerging Markets Equity Fund and J.P. Morgan Institutional International Equity Fund - Advisor Series and the financial statements and supplementary data of The International Equity Portfolio and The Emerging Markets Equity Portfolio, which appear in the October 31, 2000 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on form N-1A of our reports dated January 16, 2001, relating to the financial statements and financial highlights of J.P. Morgan Institutional European Equity Fund and J.P Morgan Institutional International Opportunities Fund and J.P. Morgan Institutional International Opportunities Fund - Advisor Series and the financial statements and supplementary data of The European Equity Portfolio and The International Opportunities Portfolio, which appear in the November 30, 2000 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
February 28, 2001